UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-38675	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 West El Camino Real, Suite 350
Mountain View, California 94040

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Changes in Role and Responsibilities of Senior Vice President of Engineering

On August 28, 2020, Elastic N.V. (the “Company” or “Elastic”) and Kevin Kluge, Senior Vice President of Engineering and a named executive officer of the Company, agreed to modify his role and responsibilities. The Company intends to commence a search for a Chief Product Officer to oversee its engineering and product functions. Mr. Kluge will remain an employee of Elasticsearch, Inc. and will continue to retain his title of Senior Vice President of Engineering, overseeing a portion of Elastic’s engineering and product functions. Until the Company appoints a Chief Product Officer, Shay Banon, the Company’s founder and Chief Executive Officer, will oversee the Company’s engineering and product functions, and Mr. Kluge will continue to report to Mr. Banon during this time.

As a result of the modifications of Mr. Kluge’s role and responsibilities, he will no longer be classified as an “executive officer” of the Company, as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as an “officer” of the Company for purposes of Section 16 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2020

ELASTIC N.V.

	By:	/s/ Janesh Moorjani
	Name:	Janesh Moorjani
	Title:	Chief Financial Officer